                                                                   Exhibit 21.1


                              LIST OF SUBSIDIARIES

Name of                                     Jurisdiction of
Subsidiary                                  Incorporation
- ----------                                  ---------------

Bachman Information Systems GmbH             Germany

Bachman Information Systems Canada, Ltd.     Canada

Bachman International Ltd.                   Delaware

Bachman France S.A.R.L.                      France

Bachman S.R.L.                               Italy

Bachman Information Systems Limited          United Kingdom

Bachman Securities Corporation               Massachusetts

WindTunnel Software, Inc.                    Delaware

CSI Acquisition Corporation                  Massachusetts

Bachman Asia Pacific Pte. LTD                Singapore

Bachman Spain S.L.                           Spain

Cadre Technologies, Inc.                     Delaware

Cadre Technologies, International            Oregon

Cadre Technologies S.A.                      Switzerland

Cadre Technologies, France S.A.              France

Cadre Technologies, GMBH                     Germany

Cayenne Software Pty Limited                 Australia

Cadre Technologies, Limited                  United Kingdom

Westmount Technologies B.V.                  Netherlands

Westmount U.S.A., Inc.                       Delaware

Micro Case, Inc.                             Delaware